Exhibit 23.5

[Letterhead of Mine Development Associates]

CONSENT OF MINE DEVELOPMENT ASSOCIATES

The undersigned, Mine Development Associates, hereby states as follows:

Our firm assisted with technical studies (collectively, the “Technical Studies”), concerning ore reserves in the Hycroft Mine (study issued in 2006), concerning ore reserves in the Paredones Amarillos property (study completed in 2005), and concerning mineralized material contained in the Long Valley, Hasbrouck, Three Hills and Wildcat properties (studies completed in 2003), for Vista Gold Corp. (the “Company”), portions of which are summarized under the captions “Item 2. Properties — Hycroft Mine — Updated Feasibility Study”; “Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study”; “Item 2. Properties — Long Valley — Geology”; “Item 2. Properties — Hasbrouck — Geology”; “Item 2. Properties — Three Hills — Geology” and “Item 2. Properties — Wildcat — Geology” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as amended by Amendment No. 1 thereto (as so amended, the “Form 10-K”), which in turn is incorporated by reference in this Registration Statement on Form S-3 (as so amended, this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

Mine Development Associates

By:	/s/ Neil Prenn
Name:	Neil Prenn
Title:	President

August 16, 2006